Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-1 (File No. 333-260827) and Form S-8 (File No. 333- 238489) of 9F Inc. and subsidiaries of our report dated May 17, 2022 relating to the consolidated financial statements which appears in this Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Wei, Wei & Co., LLP

Flushing, New York
May 17, 2022